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                                                        Ex-99.15(a)


                      AMENDED AND RESTATED

                   CLASS B DISTRIBUTION PLAN

                               OF

             MERRILL LYNCH NATURAL RESOURCES TRUST

                     PURSUANT TO RULE 12b-1

     DISTRIBUTION PLAN made as of the 10th day of June, 1985 and amended and restated as of the 12th day of October, 1992, by and between Merrill Lynch Natural Resources Trust, a Massachusetts business trust (the "Trust"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                      W I T N E S S E T H

     WHEREAS, the Trust intends to engage in business as an open-end investment company registered under the Investment
Company Act of 1940, as amended (the "Investment Company Act");
and

     WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Trust proposes to enter into a Class B Shares Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Trust in the offer and sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Trust to the public; and

     WHEREAS, the Trust has entered into a Class B Distribution
Plan (the "Prior Plan") pursuant to Rule 12b-1 under the
Investment Company Act; and

     WHEREAS, the Trust desires to adopt this Amended and Restated Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Trust will pay an account maintenance fee and a distribution fee to MLFD with respect to the Trust's Class B Shares; and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of this Class B
Shares Distribution Plan will benefit the Trust and its share-holders.

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     NOW, THEREFORE, the Trust hereby adopts, and MLFD hereby
agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Trust shall pay MLFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Trust relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 3 hereof for account maintenance activities with respect to Class B shareholders of the Trust.

     2. The Trust shall pay MLFD a distribution fee under the Plan at the end of each month at the-annual rate of 0.75% of average daily net assets of the Trust relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 3 hereof for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of the Trust. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of the Trust, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Trust and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitation set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     3. The Trust hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. MLFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonable necessary to permit MLFD to comply with the reporting require-ments set forth in Paragraph 4 hereof.

     4. MLFD shall provide the Trust for review by the Board of Trustees, and the Trustees shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

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     5. The Prior Plan has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Trust. The Plan has not been submitted to the Class B shareholders because the amendments do not materially increase the rate of payments by the Trust provided for in the Prior Plan.

     6. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

     7. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     S. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding Class B voting securities of the Trust.

     9. The Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Trust, and by the Trustees of the Trust in the manner provided for in Paragraph 6 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 6 hereof.

     10. While the Plan is in effect, the selection and nomina-tion of Trustees who are not interested persons, as defined in the Investment Company Act, of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

     11. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of ,the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.








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     IN WITNESS WHEREOF, the parties hereto have executed the
Plan as of the date first above written.

                         MERRILL LYNCH NATURAL RESOURCES TRUST


                         By /s/ Gerald M. Richard

                         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                         By /s/ Michelle Lau








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         CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT


     AGREEMENT made as of the 6th day of May, 1993 by and between Merrill Lynch Funds Distributor, Inc. ("MLFD"), and Merrill
Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Securities Firm").

                     W I T N E S S E T H

     WHEREAS, MLFD has entered into an agreement with Merrill Lynch Natural Resources Trust, a Maryland corporation (the "Trust"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Trust;.and

     WHEREAS, MLFD and Trust have entered into an Amended and Restated Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which MLFD receives an account maintenance fee from the Trust at the annual rate of 0.25% of average daily net assets of the Trust relating to Class B shares for account maintenance services related to the Class B shares of the Trust and a distribution fee from the Trust at the annual rate of 0.75% of average daily net assets of the Trust relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares; and

     WHEREAS, MLFD desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Trust's Class B shareholders and the Securities Firm is willing to perform such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide account maintenance activities with respect to the Class B shares of the Trust of the types-referred to in Paragraph 1 of the Plan.

     2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Trust, and incur distribution expenditures of the types referred to in paragraph 2 of the Plan.

     3. As compensation for its activities and services performed under this Sub-Agreement, MLFD shall pay the Securities
Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

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     4. The Securities Firm shall provide MLFD, at least
quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 4 of the Plan.

     5. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "in-terested persons" of the Trust, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan or this Sub-Agreement (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     6. This Sub-Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     7. This Sub-Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.



                        By: /s/ Michelle Lau



                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED



                        By: /s/ Arthur Zeikel








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